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                                  EXHIBIT 99.1

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WAYPOINT BANK                                           235 N. Second Street
                                                        Harrisburg, Pa 17101
                                                        Phone 717-909-2603
                                                        Fax 717-231-6186
News Release


FOR IMMEDIATE RELEASE
JULY 24, 2003

Contact:     Steve Gardner
             Public Relations Manager
             (717) 909-2603


                   WAYPOINT WILL ENTER CHAMBERSBURG, PA MARKET
                BY ACQUIRING TWO FIRST COMMONWEALTH BANK BRANCHES

     HARRISBURG, PA--Waypoint Financial Corporation (NASDAQ: WYPT) today announced that Waypoint Bank has agreed to purchase two bank branches in Chambersburg, Pennsylvania from First Commonwealth Bank.

     Terms of the transaction were not released. The purchase must be approved by the Office of Thrift Supervision.

     Under the agreement, Waypoint will acquire the First Commonwealth Bank
(FCB) branches at 15 South Main Street in Chambersburg and 1720 Lincoln Highway East in Guilford Township. Waypoint also will assume $30 million in deposits and purchase $5 million in loans associated with the two offices.

     The transaction will provide Waypoint with its first retail branches in the Chambersburg market. The two FCB branches will change over to Waypoint offices this fall. Waypoint also operates a loan production office at 33 South Main Street in Chambersburg.

     "This acquisition will firmly establish Waypoint in Chambersburg, and connect our Central Pennsylvania and Maryland operations," said Waypoint President and CEO David E. Zuern. "With new branches in Chambersburg, and a new office opening this fall in Shippensburg, we will significantly strengthen our presence along the I-81 corridor in South Central Pennsylvania."


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     The two Chambersburg branches were originally opened by United National
Bancorporation, which was acquired by FCB in 1994.

     "Waypoint combines the products and expertise of a larger financial institution with the local decision making and flexibility associated with smaller community banks," said Michael Baylor, President of Waypoint's Potomac region, which includes the new Chambersburg branches. "We believe our formula will thrive in this fast-growing and prosperous market, and we will offer a full array of deposit, loan, investment and insurance products to help Chambersburg residents achieve their financial goals."

     Waypoint Financial Corporation is the holding company for Waypoint Bank, a $5.6 billion financial services organization with 59 branch offices located throughout Pennsylvania and Maryland. Waypoint provides a full range of financial services, including banking for retail, commercial, and small business customers; trust and investment; brokerage, and insurance services. The company's common stock trades on the NASDAQ market under the symbol WYPT.

     Statements contained in this news release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Corporation with the Securities and Exchange Commission from time to time. Such forward-looking statements may be identified by the use of such words as "believe", "expect", "anticipate", "should", "planned", "estimated", and "potential". Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the Corporation that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Corporation's operations, pricing, products and services.

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